UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Amendment and Restatement of Management Incentive Plan

As described more fully in Item 5.07 of this report, the shareholders of Clean Harbors, Inc. (the “Company”) approved at the Company’s annual meeting of shareholders held on May 7, 2012, the Company’s Management Incentive Plan, as amended and restated by the Company’s Board of Directors on March 5, 2012 (the “Amended and Restated MIP”), and the Amended and Restated MIP therefore became effective as of January 1, 2012. Pages 32 through 36 of the Company’s definitive proxy statement for such annual meeting, as filed with the Securities and Exchange Commission on March 23, 2012, describes the Amended and Restated MIP and a copy of the Amended and Restated MIP was attached as Appendix A to such proxy statement. Such description and copy are incorporated by reference into this report on Form 8-K.

The principal purpose of the adoption and approval of the Amended and Restated MIP was to bring the Company’s Management Incentive Plan, as previously adopted by the Company’s Board of Directors on December 8, 2008 and amended and restated by the Board on March 10, 2010 (the “Previous MIP”), into compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code generally limits the Company’s ability to deduct for federal income tax purposes any amount of the total compensation paid to each of the Company’s “covered employees” in any year in excess of $1.0 million unless such excess qualifies as “performance-based compensation” as defined in Section 162(m). Section 162(m) defines “covered employees” to include the Company’s chief executive officer (“CEO”) and the next three highest paid executives (other than the chief financial officer) in the most recently completed fiscal year. Both the Previous MIP and the Amended and Restated MIP provide for potential cash bonuses for certain executives and other senior managers of the Company and its subsidiaries, which may include the Company’s “covered employees” other than the CEO. Neither the Previous MIP nor the Amended and Restated MIP provides for any bonuses for the Company’s CEO, but rather potential cash bonuses for the CEO are subject to the Company’s separate CEO Annual Incentive Bonus Plan which was approved by the Company’s shareholders at the 2009 annual meeting.

In order to bring the Previous MIP into compliance with Section 162(m), the following changes were made through adoption and approval of the Amended and Restated MIP: (i) the Amended and Restated MIP contains a more precise description of the performance measures that can be used by the Compensation Committee of the Company’s Board of Directors in establishing on an annual basis objective performance goals under the MIP; (ii) the Amended and Restated MIP contains a maximum limit of $2.0 million per annum that can be paid as annual bonuses to any individual under the MIP; and (iii) the Amended and Restated MIP requires that the material terms of the performance goals under which bonuses can be paid under the MIP be disclosed to and approved by the Company’s shareholders at least once every five years. Shareholder approval of the Amended and Restated MIP at the 2012 annual meeting is intended to constitute approval of those provisions for purposes of Section 162(m).

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on Monday, May 7, 2012, at which the following matters were submitted to a vote of the shareholders. Each of the matters was described in the Company’s definitive proxy statement dated March 23, 2012 for such annual meeting. The votes as to each such matter were as follows:

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(1)     Votes regarding the election of the persons named below as Class II directors for a term expiring in 2015:

	For	Withheld	Broker Non-Votes
Alan S. McKim	44,130,980	1,778,477	3,101,620
Rod Marlin	29,216,119	16,693,338	3,101,620
John T. Preston	44,185,972	1,723,485	3,101,620

(2)     Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
45,652,044	215,932	41,481	3,101,620

(3)    Vote to approve the Company’s Amended and Restated Management Incentive Plan

For	Against	Abstain	Broker Non-Votes
44,543,691	1,320,314	45,452	3,101,620

(4)
Vote to ratify the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

For	Against	Abstain	Broker Non-Votes
48,949,959	53,296	7,822	-0-

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

	Description	Location
10.52B	Clean Harbors, Inc. Management Incentive Plan [As Amended and Restated on March 5, 2012]	Incorporated by reference to Appendix A to the Company’s definitive proxy statement for its 2012 annual meeting of shareholders filed on March 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

May 9, 2012	/s/ James M. Rutledge
Vice Chairman and Chief Financial Officer

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